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                                                                      Exhibit 21

                           KCS ENERGY, INC.

LIST OF WHOLLY-OWNED SUBSIDIARIES

            KCS Resources, Inc.
            National Enerdrill Corporation
            Proliq, Inc.
                 KCS Energy Marketing, Inc.
            KCS Michigan Resources, Inc.
            KCS Energy Services, Inc.
            KCS Medallion Resources, Inc.
            Medallion California Properties, Inc.
            Medallion Gas Services Company


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